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CUSIP No.   441560109               13G                       Page 7 of 8 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                               February 14, 1997



       MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN STANLEY ASSET MANAGEMENT LIMITED

   BY: /s/ PETER A. NADOSY
       ------------------------------------------------------------------------
       Peter A. Nadosy/Director Morgan Stanley Asset Management Limited




       MORGAN STANLEY GROUP INC.

   BY: /s/ EDWARD J. JOHNSEN
       ------------------------------------------------------------------------
       Edward J. Johnsen/Vice President Morgan Stanley & Co. Incorporated